Exhibit 99.3

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Cazoo Limited

Cazoo-AJAX Investor Conference Call

March 28, 2021

C O R P O R A T E   P A R T I C I P A N T S

Dawn Francfort, Managing Director, ICR

Dan Och, Founder, AJAX I and Willoughby Capital Holdings

Alex Chesterman, Founder and Chief Executive Officer, Cazoo Limited

P R E S E N T A T I O N

Dawn Francfort

Good morning, ladies and gentlemen. Thank you for standing by, and welcome to the Cazoo and AJAX I call. We appreciate everyone taking the time to join us today.

The information discussed today is qualified in its entirety by the Form 8-K that has been filed today by AJAX and may be accessed on the SEC’s website, including the exhibits thereto. Please note that the press release issued this morning and the related SEC documents can also be found on AJAX’s website at ajaxcap.com/investor-relations, and on Cazoo’s website at cazoo.co.uk/investors.

The Investor Deck has been publicly filed with the SEC and posted on the AJAX and Cazoo websites, where it is available for download. Please review the disclaimers included therein and refer to that as the guide for today’s call.

In particular, this call contains forward-looking statements that are subject to risks and uncertainties. Further information about these will be contained in filings with the SEC, and we encourage you to read those carefully.

For everyone on the call, AJAX and Cazoo will not be fielding any questions today.

Hosting today’s call are Alex Chesterman, Founder and Chief Executive Officer of Cazoo, and Dan Och, Founder of AJAX and Willoughby Capital Holdings.

I will now turn the call over to Dan Och. Please go ahead, Dan.

Dan Och

Thank you and good morning, everyone.

We are incredibly excited to announce today that AJAX has entered into a business combination agreement to combine our public company with Cazoo.

As we said during the initial public offering of AJAX, our thesis was simple. Along with my partner, Glenn Fuhrman and strategic advisors Steve Ells, Jim McKelvey, Kevin Systrom, and Anne Wojcicki, we set up AJAX in order to find a world class, founder-led, high-growth private company in which we could invest a substantial amount of our own capital. In order to attract the best companies out there, we did things a little differently from other SPACs by creating better alignment with our other investors through a smaller sponsor promote and a longer lock-up period.

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Having looked at a very significant number of businesses, I am happy to report that our announcement today proves that our thesis has worked. Of all the businesses we have interacted with, Cazoo is by far the best company we have seen, and Alex and his management team are unrivalled, with a proven track record of success. We could not be more excited about our investment in, and our business combination with, Cazoo. My partners and I are personally investing $200 million in the PIPE, and I will also be joining the Board of Cazoo, adding both my name and capital to this Company.

Cazoo is on a mission to transform the car buying experience throughout the U.K. and Europe, a $700 billion market with less than 2% digital penetration. Cazoo has already built the market leading brand and proposition, as well as a vertically integrated platform in the U.K., with the ability to replicate this success across Europe.

The business has extensive data capabilities which we believe will give it a significant competitive advantage in the future. The Company expects revenues approaching $1 billion in 2021, growing over 300% year-over-year and expects to grow revenue in excess of 100% annually through 2024 as it expands into Europe with a clear strategy to drive market share, unit economics, and overall profitability.

We are extremely pleased to be partnering with Alex, one of Europe’s most renowned and successful serial entrepreneurs. He has a 20-year record of developing, growing, and monetizing transformative digital businesses, including public market experience, and we have tremendous confidence in both him and the exceptional team he has built at Cazoo.

Upon closing, the combined Company will have an anticipated enterprise value of approximately $7 billion. This transaction will provide $1.605 billion of gross proceeds assuming no redemptions. This includes $805 million of cash in trust and an $800 million fully committed PIPE.

Along with the $200 million from myself and my sponsor partners Glenn, Anne, Jim, Kevin, and Steve, the PIPE is being anchored by new and existing leading global investors, including D1 Capital, Altimeter, BlackRock, Fidelity, Marcho Partners, Morgan Stanley, Pelham Capital, Senator Investment Group, and Spruce House, among others. Current Cazoo shareholders will own approximately 79% of the combined Company after the transaction.

This new capital is expected to fully fund Cazoo’s current business plan over the next three years until it is cash flow positive, and will position the Company to achieve its exceptional growth plan in the U.K. and throughout Europe. We believe that investors have a compelling opportunity to invest in a market-leading consumer brand, with an outstanding growth profile, in a highly fragmented market ripe for disruption.

With that, I will turn the call over to my partner, Alex Chesterman, the Founder and CEO of Cazoo.

Alex Chesterman

Thank you, Dan. Good morning, everyone, and thank you for joining us.

We are very happy to be here today to introduce you to Cazoo and are excited to be partnering with Dan and the rest of the team at AJAX who bring a wealth of experience to the table. We are also, of course, delighted to have Dan joining our Board.

Our mission is simple; to transform the car buying experience across the U.K. and Europe. Car buying is the single largest retail market with incredibly low digital retail penetration and is one of the least loved consumer retail experiences. With no player across Europe having more than 5% market share and online penetration accounting for less than 2% of transactions, it is the ripest market for digital disruption.

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We have spent the past two years creating a market-leading brand and the most comprehensive digital retail offering for cars, with data and technology at its core. We have built a fully integrated end-to-end platform with our own in-house reconditioning and logistics, and have grown our revenues to an annual run rate of over $600 million, with revenues approaching $1 billion in 2021.

We have assembled a world class team of almost 2,000 people across four countries and have completed four M&A transactions in the past year. We’re the market leader in the U.K. and are set to expand across Europe where we have a strong team in place and are already the leading car subscription player.

This listing and capital raise is a major step forward in our goal to be the leading online car retailer in the large and highly fragmented European car market, and this transaction will provide us with the funds necessary to accelerate our growth as we leverage our proven business model to build out the Cazoo brand and infrastructure across Europe, as well as the currency to explore further M&A opportunities.

We began our journey in 2018, having seen the success of Carvana and with the knowledge that the U.K. and Europe had a number of structural advantages over the U.S. By closely observing our U.S. peers, and given the better market fundamentals, we have been able to grow much faster and with significantly less capital. We’ve delivered over 20,000 cars in the U.K. in under 18 months, and are the largest car subscription player in Europe with over 6,000 subscribers across the U.K., Germany, and France.

Our aim is to make buying a car no different to any other product online today, where consumers can simply and seamlessly purchase, finance, or subscribe to a car entirely online, for delivery or collection in as little as 72 hours. We have developed a consumer proposition with fully integrated logistics to create a highly efficient business model, positioned to scale across the $700 billion European used car market.

Through our end-to-end platform, we buy cars, we move them, we recondition them, store them, and deliver them to our customers. By leveraging our proprietary technology and capturing and using data through every step of the process, we are creating a clear competitive advantage, and we’re seeing a natural acceleration in the shift from offline to online car purchasing in a market which lags behind other retail sectors at less than 2%.

We’ve built a market-leading consumer proposition giving customers better selection, transparency, quality, convenience, and peace of mind. Every Cazoo car is thoroughly checked and reconditioned before sale and comes with a 7-day money back guarantee and 90-day warranty, delivering confidence to consumers when buying a used car.

We believe that we have the opportunity to capture a significant share of the $700 billion addressable market across the U.K. and Europe as the shift to online accelerates, and that we have a number of competitive strengths that will allow us to do so.

We’ve built the most comprehensive proposition with market leading execution. Our unique and comprehensive offering and market-leading consumer experience is delighting customers. We have a best-in-class consumer NPS score of over 80, and a Trustpilot rating of 4.8 stars, with 93% of users rating us either excellent or great.

We’ve developed hard to replicate technology, data, and infrastructure networks. Our fully integrated end-to-end model with our own in-house team of data and pricing analysts, network of vehicle preparation and storage centres, car transporters, and customer centers, as well as our proprietary technology, underpin our growth and profitability.

We have a world-class team with a proven and unrivaled track record of success. Our team brings a significant level of experience and accomplishments, including in the public markets. We have a very strong executive and senior leadership team assembled from amongst some of the best digital consumer retail businesses across Europe.

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We have significant expertise in identifying and executing game-changing strategic deals. Since launch, we have completed four acquisitions and a number of strategic partnerships to accelerate our growth and enhance our proposition. We now have the capability to recondition hundreds of thousands of cars a year in the U.K. and have the team set for our European expansion.

Now, turning to the key drivers of our growth and profitability. We plan to leverage our highly efficient business model in the following ways.

First, by growing our revenues. We expect the growth in our revenues to be driven by an increase in market penetration and share, led by the shift from offline to online buying; increased TAM through our European expansion and the launch of our subscription service; and the launch of further ancillary products and higher attachment rates driving lifetime value.

Second, by increasing our GPU. We expect the growth in our GPU to be driven by a continued shift in our buying mix including increased sourcing of cars from consumers; continued ongoing efficiencies in our reconditioning, logistics, and stock turn with scale; and further enhancements to our products, partnerships, processes, and pricing power.

Third, by reducing our CAC. We expect the reduction in CAC to be driven by an increase in adoption of online car buying, growing substantially from less than 2% today; improved conversion rates over time, which will occur naturally as we grow our inventory; and a higher proportion of direct traffic through brand, SEO, word of mouth, and repeat users.

We are highly confident in our ability to deliver on these growth and profitability enhancements over time. We are very pleased with our record-setting revenue progress, achieving a $600 million annual revenue run rate with over 20,000 orders in just 16 months.

We achieved a 58% revenue growth rate in Q4 on a quarter-over-quarter basis, and based on current performance, we expect quarter-over-quarter growth trends to continue in Q1. In Q4 of 2020, we had a positive GPU, and have seen further improvements to GPU month-on-month since then.

Our compounded annual revenue growth rate is expected to be in excess of 100% through 2024, with projected revenue growing to over $8 billion, and our gross profit is expected to grow at a compounded rate above 200% over the next two years, exceeding our revenue growth projections as we begin to benefit from scale.

In terms of EBITDA, we expect to reach profitability in the U.K. by 2023 and in Europe in 2024. We are targeting an EBITDA margin of approximately 8% to 10% over the medium to long term.

In summary, we have a tremendous opportunity to continue to grow our business through multiple levers. The large and highly fragmented nature of our addressable market requires us to achieve very low single digit market shares of approximately 3% in the U.K. and 1% in Europe to achieve our 2024 targets.

We are building an incredible consumer brand and business with an outstanding team in a market which is ripe for disruption. The strengths of our consumer proposition, infrastructure, brand, and data leave us well-positioned for exceptional growth as we accelerate our expansion across Europe.

Thank you for your time and for joining today’s call.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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